6-1162-JDR-397


Western Pacific Airlines, Inc.
2864 South Circle Drive
Suite 1100
Colorado Springs, CO  80906


Subject:          Letter Agreement No. 6-1162-JDR-397 to
                  Purchase Agreement No. 1947 --
                  Promotion Support


This Letter Agreement amends Purchase Agreement No. 1947 dated as of even date herewith (the Agreement) between The Boeing Company (Boeing) and Western Pacific Airlines, Inc. (Buyer) relating to Model 737-300 aircraft (the Aircraft).

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

1.       Planning Meeting.

         Boeing will assist Buyer in the introduction of the Aircraft by providing to Buyer certain promotion support. Promptly after execution of the Agreement and before any funds are disbursed, a Boeing Airline Promotion representative will meet with Buyer's designated representatives to discuss the extent, selection, scheduling, and disbursement process for the promotion support to be provided.

2.       Support Level.

         Boeing will make available to Buyer up to [XXXXXXXXXXXXXXXXXXXXXXX XXXXXXXX] for the first Aircraft and up to [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] per Aircraft for each Aircraft thereafter for Buyer's marketing communications programs. Programs include marketing research; tourism development; corporate identity; direct marketing; video tape, film or still photography requirements; planning, design and production of collateral materials; management of promotion programs; and advertising campaigns. The intent of this funding program is to encourage the use of the Aircraft benefits in support of Buyer's marketing communications programs, as Boeing and Buyer mutually agree. Prior to any funds being disbursed, Boeing and Buyer will meet to mutually agree on the marketing communications programs related to Buyer's introduction and operation of the Aircraft.

Boeing's obligation to provide the support will commence at the time the purchase of the Aircraft becomes firm (not subject to

P.A. No. 1947
K/WPA


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Western Pacific Airlines, Inc.
6-1162-JDR-397   Page 2


cancellation by either party) and will terminate at the later of two (2) years from the date the first Aircraft is delivered to Buyer or delivery of the last Aircraft. There will be no cash payments or other support in lieu thereof.

3.       Additional Support.

         Additional promotional support may be provided by Boeing subject to the parties reaching mutual agreement as to the type of services, timing and price.

4.       Confidentiality.

         Buyer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Buyer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity, except as provided in Letter Agreement 1947-1.

Very truly yours,

THE BOEING COMPANY



By

Its  Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:                    , 1996


WESTERN PACIFIC AIRLINES, INC.


By
  --------------------------------
Its

P.A. No. 1947
K/WPA


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